Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Guardion Health Sciences, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-209488) of Guardion Health Sciences, Inc. of our report dated September 26, 2017, relating to the financial statements of VectorVision, Inc., which is attached as Exhibit 99.2 to the Current Report on Form 8-K of Guardion Health Sciences, which was filed with the SEC on October 5, 2017.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

October 5, 2017